Exhibit 10 (i) (xvii)

ARROW ELECTRONICS, INC.

GRANTOR TRUST AGREEMENT

(as amended and restated November 11, 2003)

This Grantor Trust Agreement (the "Trust Agreement") is an amendment and restatement as of November 11, 2003 of an agreement originally entered into on June 25, 1998 by and between ARROW ELECTRONICS, INC. , a New York corporation ("the Company") and WACHOVIA BANK, N.A. , a national association ("the Trustee"), which agreement was amended and restated in its entirety on August 27, 2002 and further amended by Amendment No. 1 adopted August 28, 2003.

Recitals

WHEREAS, the Company has adopted the nonqualified deferred compensation and death benefit plans and agreements listed in Attachment I (the "Arrangements"), and may in the future add other plans and arrangements to Attachment I, thus including them in the Arrangements subject to this Trust Agreement ;

WHEREAS, the Company has incurred and expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the "Participants and Beneficiaries");

WHEREAS, the Company has hereby established a trust (the "Trust") and has contributed and will in the future contribute to the Trust assets to be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrow Electronics, Inc. Supplemental Executive Retirement Plan (hereinafter referred to, together with any individual agreements relating thereto, as the "SERP") or any other nonqualified deferred compensation plan included in the Arrangements, as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA");

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the "Trust Fund" or "Fund") to assist it in satisfying its liabilities under the Arrangements;

WHEREAS, prior to a Change of Control amounts deposited to the Trust by the Company were previously irrevocable (except in the case of the Company's insolvency) only to the extent so required under an applicable agreement or as determined by the Committee in its discretion; and

WHEREAS, the Company desires to make deposits on behalf of retired SERP participants which are similarly irrevocable and make related changes;

NOW , THEREFORE, the Company and the Trustee hereby agree pursuant to Section 14 of the Agreement to amend and restate this Agreement in its entirety to read as follows, effective as of the date hereof:

  Establishment of The Trust

    The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

    The Company shall be considered a grantor for the purposes of the Trust.

    The Trust hereby established is revocable by the Company prior to a Change of Control as defined herein, except to the extent provided in Section 1(g) below; it shall become irrevocable in its entirety upon a Change of Control.

    The Company hereby deposits with the Trustee in the Trust one-thousand dollars and zero cents ($1,000.00), which shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

    The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

    The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits under this Section 1(f).

      The Company may in its discretion direct the Trustee to establish separate funds (each fund individually referred to as a "Benefit Fund") within the Trust Fund. A Benefit Fund may be established to pay out the benefits provided under the Arrangements, or, alternatively to pay out a particular type of benefit under the Arrangements, such as benefits provided under a specific plan or arrangement included among the Arrangements, or benefits provided to a specific group of Participants.

      Prior to a Change in Control, upon the death, disability, retirement, or termination for any reason of a Participant in respect of whom future benefits may be payable under the Arrangements, the Company shall to the extent that irrevocable funding of any benefits under the Arrangements is required pursuant to any agreement between the Company and the Participant, direct the Trustee to create within the Trust Fund or any applicable Benefit Fund a separate bookkeeping account for such Participant (each such account individually referred to as an "Individual Account"), to which the deposits required by such agreement and Section 1(i) shall be credited. The portion of the Trust Fund or any Benefit Fund, as applicable, allocable to each such Individual Account (as determined in accordance with Section 1(g)(6)) shall be irrevocable.

      The Company shall direct the Trustee to create, within the Trust Fund or any applicable Benefit Fund, a separate bookkeeping account for all retired SERP Participants for whom no Individual Account has been established with respect to the SERP under Section 1(g)(2) (the "Group Account"). Upon the retirement of any such Participant under the terms of the SERP, the Company shall deposit in the Trust Fund an amount sufficient to provide no less than 100% of the actuarial present value of the benefits to which the Participant is then entitled, determined based on the applicable actuarial assumptions set forth in Attachment II. As soon as practicable following the end of each calendar year, but in no event later than the March 31 next following, the Company shall deposit additional cash or other property in the Trust Fund if and to the extent such an additional deposit is necessary for the value of the net assets of the Group Account to be no less than 100% of the actuarial present value of all benefits payable to Participants within the Group Account or their Beneficiaries, determined as of the end of such calendar year, subject to such adjustment for intervening events (if any) as the Company prior to a Change of Control or the Trustee following a Change of Control shall determine to be appropriate in its discretion. The portion of the Trust Fund or any Benefit Fund, as applicable, allocable to the Group Account (as determined in accordance with Section 1(g)(6)), other than assets which have subsequently become unallocated assets in accordance with Section 1(h)(3), shall be irrevocable.

      Prior to a Change in Control, upon the death, disability, retirement, or termination for any reason of a Participant in respect of whom future benefits may be payable under the Arrangements other than retirement benefits under the SERP taken into account under Section 1(g)(3), the Company may in its discretion direct the Trustee to create within the Trust Fund or any applicable Benefit Fund a separate bookkeeping account for such Participant (each such account individually referred to as an "Individual Account") and make such deposits thereto as the Company determines in its discretion. The portion of the Trust Fund or any Benefit Fund, as applicable, allocable to each such Individual Account (as determined in accordance with Section 1(g)(6)) shall be revocable prior to a Change of Control except as otherwise determined by the Company in its discretion and specified in written directions to the Trustee.

      The share of the Trust Fund allocable to each Benefit Fund or Individual Account or the Group Account need not be separately invested from the balance of the Trust Fund, but may be so invested in whole or in part in the discretion of the Trustee or, prior to a Change of Control, at the direction of the Company.

      The Trustee shall credit or charge each Benefit Fund or Individual Account or Group Account established under this Section 1(g) with any deposits, income, gains, losses, expenses and benefit disbursements properly allocable thereto and any reallocation of assets thereto or therefrom.

      Subject to the provisions of Section 3, the portion of the Trust Fund allocable to a specific Benefit Fund or Individual Account or the Group Account shall be used exclusively for the purpose of paying benefits of the character for which such Benefit Fund was created, or for the Participant and/or the Participant's Beneficiaries with respect to whom such Individual Account or Group Account was created, as applicable. To the extent there remains an amount credited to a Benefit Fund after the benefits with respect to which such Benefit Fund was established have been paid in full, such excess shall be reallocated to the remaining Benefit Funds, if any, as of the end of the calendar quarter in which the last payment from such Benefit Fund was made, in proportion to the respective Benefit Fund balances.

      If an Individual Account has been established for a Participant and/or Beneficiary on an irrevocable basis, to the extent there remains an amount credited to such Individual Account after all benefits with respect to which such Individual Account was established have been paid in full, such excess shall be held for reallocation to the remaining Individual Accounts of the Participant or Beneficiary, if any. If there are no remaining Individual Accounts for such Participant or Beneficiary, any excess shall, as the Company shall direct in its discretion prior to a Change of Control or as the Trustee shall determine following a Change of Control, be reallocated to the Group Account to the extent additional deposits are required or projected to be required within the next fifteen (15) months under Section 1(g)(3), and/or to any Individual Account to the extent that additional deposits are required or projected to be required within the next fifteen (15) months under Section 1(i). The portion of such excess not so required or projected to be required (if any), shall be treated as unallocated assets of the Trust Fund, which may later be reallocated to any Group Account or Individual Account or, prior to a Change of Control, be returned to the Company upon its written request to the Trustee.

      To the extent the portion of the Group Account attributable to deposits on behalf of any Participant exceeds the benefits paid and payable to such Participant and his Beneficiary, such excess shall be retained in the Group Account except to the extent the Company determines in its discretion prior to a Change of Control, or the Trustee determines following a Change of Control, that no additional deposits are required or projected to be required under Section 1(g)(3) within the next fifteen (15) months, in which event the Company or the Trustee, as the case may be, may thereafter treat such excess as unallocated assets of the Trust Fund Any unallocated assets of the Trust Fund may later be reallocated to provide for any deposits otherwise required to the Group Account under Section 1(g)(3) or to any Individual Account under Section 1(i), or prior to a Change of Control, be returned by the Company upon its written request to the Trustee.

    Prior to a Change of Control, if required pursuant to any agreement between the Company and a Participant who is entitled to future benefits under the SERP, the Company shall as soon as reasonably practicable make a contribution to the Trust, or direct the transfer of assets then held in a Benefit Fund but not irrevocably allocated to any other Individual Account, for allocation to an Individual Account for the benefit of said Participant, in the amount required by such agreement or, if no such amount is specified, an amount equal to no less than 100% but no more than 120% of the actuarial present value of the retirement benefit to which the Participant or his Beneficiary is entitled upon such retirement or other applicable commencement date, determined based on the applicable actuarial assumptions set forth in Attachment II. To the extent required by any such agreement with a Participant, the Company shall, at such time or times as may be required by such agreement, contribute to the Trust or otherwise reallocate available assets of the Trust Fund to the Individual Account for such Participant in such amount (if any) as may be necessary for the balance in such Individual Account to equal no less than 100% of the actuarial present value of the remaining payments in respect of such retirement benefit.

    Upon a Potential Change of Control, as defined herein, the Company shall, as soon as possible, but in no event later than thirty (30) days following the occurrence of a Potential Change of Control nor later than the date of an actual Change of Control, make a contribution to the Trust in an amount that is sufficient to fund the Trust in an amount equal to no less than 100% but no more than 120% of the actuarial present value of the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Arrangements as of the date on which the Potential Change of Control occurred, determined based on the applicable actuarial assumptions set forth in Attachment II.

    In the event a Change of Control, as defined herein, does not occur within one year of a Potential Change of Control, the Company shall have the right to recover any amounts contributed to and remaining on hand in the Trust pursuant to Section 1(j) and not allocated to an Individual Account or Group Account that has become irrevocable pursuant to Section 1(g).

    Upon a Change of Control, the Company shall, as soon as possible, but in no event later than thirty (30) days following the occurrence of a Change of Control make an irrevocable contribution to the Trust in an amount that is sufficient to fund the Trust in an amount equal to no less than 100% but no more than 120% of the actuarial present value of the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Arrangements as of the date on which the Change of Control occurred, determined based on the applicable actuarial assumptions set forth in Attachment II. The Company shall also fund an expense reserve for the Trustee in an amount equal to $125,000.00, multiplied by the sum of 100% plus the aggregate percentage increase, if any, in the Consumer Price Index for All Urban Consumers, [NY, NY - Northeastern, NJ] (or any comparable successor index), published by the Bureau of Labor Statistics of the United States Department of Labor for the period from January 1, 1998 through the December 31 immediately preceding the Change of Control.

    In the event that, subsequent to a Change of Control, a Participant shall suffer a "Change in Control Termination" as defined in the Arrangements applicable to such Participant (after taking into account his or her employment agreement with the Company), the Company shall, as soon as possible, but in no event later than thirty (30) days following the occurrence of such Change in Control Termination, make an irrevocable contribution to the Trust in such amount (if any) as may be necessary to fund the Trust in an amount equal to no less than 100% but no more than 120% of the actuarial present value of the excess, if any, of the value of the benefits to which such Participant is entitled by reason of such Change in Control Termination over the value of the benefits of such Participant previously taken into account pursuant to Section 1(l), determined based on the applicable actuarial assumptions set forth in Attachment II.

    For purposes of determining the amount required to be contributed to the Trust under Section 1(g), (l) or (m), the benefit to which a Participant is entitled on any date (the "Determination Date") shall be determined by reference to: (i) if such benefit is then in pay status under the applicable Arrangement, the benefit then in pay status; (ii) if such benefit is not then in pay status under the applicable Arrangement, but would be immediately payable in the event of the Participant's termination of employment with the Company on the Determination Date, or the contribution is required by reason of the Participant's Change in Control Termination, the benefit that would be immediately payable on such termination or would be payable on a deferred basis as a result of such Change in Control Termination, as the case may be; and (iii) if the Participant would not be entitled to immediate payment under the applicable Arrangement in the event of his or her termination of employment with the Company on the Determination Date (and the contribution is not required by reason of a Change in Control Termination), the benefit to which the Participant would become entitled on his or her normal retirement date, under the Arrangement multiplied by a fraction, the numerator of which is the number of completed months of his or her participation in the Arrangement as of the Determination Date, and the denominator of which is the total completed months of such participation the Participant would have if he or she retired at his or her normal retirement date. In each case, the benefit so taken into account shall include any amounts currently or potentially payable to the affected Participant's spouse or other Beneficiary pursuant to the Arrangements.

    Contributions required under the foregoing provisions of this Section 1 shall be made in cash or, if the Company elects in its discretion, in the form of an insurance policy or policies of the life of a Participant. In the event that the Company shall determine to contribute an insurance policy, the value of the policy to be credited against the amount of the Company's obligation (if any) to make such contribution shall be the cash surrender value of such policy.

  Payments to Participants and Their Beneficiaries

    Prior to a Change of Control:

      Distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries at the direction of the Company.

      The entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined by the Company or such party or professional administrator as it shall designate under the Arrangements as the Company's agent, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements.

      Such distributions may be made by direct payment of the benefit involved by the Company as agent for the Trustee following written notice to the Trustee, and reimbursement of the Company by the Trustee of the amount of such payment upon receipt of a written request from the Company and satisfactory documentation thereof (such as a copy of applicable payment records or checks).

    The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust (including any earnings thereon) allocable to the Benefit Fund and, if applicable, the Individual Account out of which any benefits are payable under the Arrangements, is not sufficient to make payments of such benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company where principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Company of its liabilities to pay benefits that are due under the Arrangements and are not paid by application of available assets of the Trust.

    After a Potential Change of Control and before a Change of Control, the Company shall deliver to the Trustee a schedule of benefits due under the Arrangements. Subsequent to a Change of Control, the Trustee shall pay benefits due in accordance with such schedule. After a Change of Control, the Company shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated schedule of benefits due as of the commencement of each calendar year, and as of each date on which benefits first become payable to a Participant or Beneficiary under the Arrangements; provided however, a Participant or their Beneficiaries may make application to the Trustee for an independent decision by the Trustee as to the amount or form of their benefits due under the Arrangements. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's or Beneficiary's entitlement to a payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. In making such determination, the Trustee shall be governed solely by the terms of the applicable Arrangements and such facts as may be pertinent to the application of such terms and conditions as shall be found to exist by the Trustee, on the basis that such terms have been validly adopted by the Company (and, without limiting the generality of the foregoing, that all things necessary to render the arrangements valid and binding obligations of the Company in accordance with their terms have been properly done in full compliance with the Company's certificate of incorporation, by laws, and applicable law). Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company. To the extent not paid by the Company within a reasonable time, such costs shall be advanced to the Trustee by the Trust, and the Company shall promptly reimburse the Trust for such advance with interest from the date of advance to the date of reimbursement at such rate as the Trustee reasonably determines reflects money market rates for the period involved. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

    The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, or any arbitration proceeding or other alternative dispute resolution procedure, requesting a court, an administrative or quasi-judicial body, or arbitrator or person acting in a similar capacity to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may institute an action against the Company to collect a contribution due the Trust following a Change of Control, or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements, or for payment or reimbursement of fees, expenses and any amounts payable by the Company pursuant to Section 10(b).

    The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Arrangements and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

    In the event any Participant or his or her Beneficiary is determined to be subject to federal income tax on any amount to the credit of his or her account or due to him or her under any Arrangement prior to the time of payment hereunder, whether or not attributable to the establishment of or contributions to this Trust, a portion of such taxable amount equal to the federal, state and local taxes (excluding any interest or penalties) owed on such taxable amount as increased by payments under this Section 2(f), shall be distributed by the Trustee as soon thereafter as practicable to such Participant or Beneficiary. The Company shall promptly reimburse the Trust for any such distribution in an amount certified by the Trustee to be needed for the Participant's benefits. For these purposes, a Participant or Beneficiary shall be deemed to pay state and local taxes at the highest marginal rate of taxation in the state in which the Participant resides or is employed (or both) where a tax is imposed and federal income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Such distributions shall be at the direction of the Company or the Trustee, or upon proper application of the Participant or Beneficiary; provided that the actual amount of the distribution shall be determined by the Company prior to a Change of Control and the Trustee following a Change of Control. An amount to the credit of a Participant's account or otherwise due to the Participant shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service, which is no longer subject to appeal; or (c) an opinion by the Company's tax counsel, addressed to the Company and the Trustee, to the effect that by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, such amount is subject to federal income tax prior to payment. The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service against any Participant or Beneficiary, including attorney fees and cost of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Service or by a lower court. The Company also agrees to reimburse any Participant or Beneficiary for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same. Any distributions from the Fund to a Participant or Beneficiary under this Section 2(f) shall be applied in a manner consistent with the provisions of the Arrangement to reduce the Company liabilities to such Participant and/or Beneficiary under the Arrangement with such reductions to be made on a pro-rata basis over the term of benefit payments under the Arrangement; provided, however, that in no event shall any Participant, Beneficiary or estate of any Participant or Beneficiary have any obligation to return all or any part of such distribution to the Company if such distribution exceeds benefits payable under an Arrangement. Any reduction in accordance with the foregoing sentence and the Arrangements shall be determined by the Company prior to a Change of Control. Following a Change of Control, the Company shall continue to make such determination subject to the right of a Participant to petition the Trustee under Section 2(c).

    Notwithstanding any other provision of this Trust Agreement, no benefits shall be payable from the Trust following a Change of Control, other than benefits accrued or otherwise taken into account in determining the contribution required upon a Change of Control pursuant to Section 1(l) and benefits that become due as a result of a Change in Control Termination for which additional funding is required by Section 1(m).

    References in this Trust Agreement to the payment of benefits from the Trust and the like may include, where required by the terms of the Arrangements, transfer to a Participant of a life insurance policy held by the Trustee on the life of such Participant.

  Trustee Responsibility Regarding Payments To The Trust Beneficiary When The Company Is Insolvent

    The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

    At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

      The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

      Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

      If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

      The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

    Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

  Payments When a Short-Fall of Available Assets Occurs

    If (i) there are not sufficient assets in the Benefit Fund and/or Individual Account or the Group Account, as applicable, established with respect to the payment of any benefits due pursuant to Section 2 or Section 3(c) hereof, (ii) the Company does not otherwise make payment of such benefits within a reasonable time after demand from the Trustee, and (iii) assets are available in the Trust Fund that are not required under Section 1(g) to be applied only to the payment of other benefits or benefits to other Participants or their Beneficiaries, the Trustee shall make partial pro rata payment from such available assets of such benefits then due from the Trust to the Participants or their Beneficiaries.

    Upon receipt of a contribution from the Company necessary to make up for a short-fall in the payments due, the Trustee shall resume any payments to Participants and Beneficiaries under the Arrangements that were suspended as a result of such shortfall. Following a Change of Control, the Trustee shall have the right to compel a contribution to the Trust from the Company to make-up for any short-fall.

  Payments to the Company

Except as provided in Section 3 hereof, the Company shall have no right or power after the Trust has become irrevocable, to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Arrangements. Prior to the date the Trust becomes irrevocable in its entirety, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others (a) the portion of any Trust assets allocable to an Individual Account that has become irrevocable before all payments of benefits have been made to the Participant for whom such Individual Account was established and his or her Beneficiaries, nor the portion of any such assets required to be reallocated to the Group Account pursuant to Section 1(h)(2) hereof, or (b) the portion of any Trust Assets allocable to the Group Account, other than assets subsequently recharacterized as unallocated assets pursuant to Section 1(h)(3) hereof. After it is established to the satisfaction of the Trustee that all the benefits payable to all Participants and Beneficiaries pursuant to the Arrangements have been paid in full (which shall be based on a written certification by each person entitled to receive benefits under the Arrangements that all benefits due to such person and funded within the Trust have been paid, unless such certification cannot be obtained and the Trustee is otherwise satisfied that all such benefits have been paid), the remaining trust property, if any, shall be returned to the Company. Prior to the return of such assets, the Trustee may deduct its fees and expenses.

  Investment Authority

    The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, in good faith and as a prudent person familiar with such matters would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement (including without limitation Section 10 hereof) and any applicable federal or state laws, rules or regulations.

    The Trustee shall invest and reinvest the Trust Fund in its discretion, subject to any investment guidelines provided to the Trustee from time to time by the Company's Pension and Investment Oversight Committee (unless the Trustee fails to consent to such guidelines within three (3) business days after receipt thereof, which consent shall not be unreasonably withheld) and to the provisions of Section 6(c). Prior to a Change of Control the Trustee shall have the power in so investing and reinvesting the Fund:

      To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures, and similar fixed income obligations (but not including any security of the Company or any of its subsidiaries other than a de minimis amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies, mutual funds, insurance company general or separate accounts, and other pooled investment vehicles whose underlying investments are consistent with the investment objective above-described, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund;

      To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

      To retain any property at any time received by the Trustee;

      To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

      To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

      To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any property so deposited;

      To extend the time of payment of any obligation held by it;

      To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

      To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

      For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

      To employ suitable contractors and counsel, who may be counsel to the Company prior to a Change of Control but not thereafter, or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

      To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

      Subject to Section 2(d), to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust (other than amounts owed to Participants or Beneficiaries, provided that a dispute regarding any such amounts may be submitted to arbitration with the written consent of the Participant or Beneficiary involved), respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

      To acquire, hold and retain annuity contracts or insurance policies issued by a legal reserve life insurance company;

      To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

      To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

      Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

    Prior to a Change of Control, the Company shall have the right, subject to this Section (including the restrictions on permissible investments set forth in Section 6(b)) to direct the Trustee with respect to investments, including investments in annuity contracts and insurance policies.

      The Company may at any time direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

      Thereafter, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

      Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

      The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager or investment committee.

      Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or investment committee or for failure to act in the absence of directions of an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or investment committee which the Trustee reasonably believes to be genuine and to have been issued by the investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

    Following a Change of Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b). Notwithstanding the foregoing, following a Change of Control, the Trustee shall have no power to invest in common or preferred stocks, either directly or indirectly through the medium of any pooled investment vehicle, and shall invest only in fixed income instruments that the Trustee reasonably determines in good faith are high quality, or, to the extent that the Trustee invests through the medium of a pooled investment vehicle, shall invest only in vehicles whose assets and investment policy are designed in the aggregate to meet the "high quality" standard. Any investment held by the Trustee at the date of Change of Control that is no longer authorized for investment following such Change of Control shall be sold as soon as practicable and reinvested in other appropriate investments permitted under Section 6(b), as modified by this Section 6(d). In investing the Trust assets, the Trustee shall consider:

      the needs of the Arrangements;

      the need for matching of the Trust assets with the liabilities of the Arrangements; and

      the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

Notwithstanding the foregoing, in the event that any fixed income investment previously authorized shall fail or cease to meet the "high quality" standard set forth above, the Trustee shall be entitled to retain such investment if such retention is deemed prudent and more consistent with the purposes of this Trust Agreement than a disposition of such investment.

    The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Arrangements.

    In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

  Insurance Company Contracts

    To the extent that the Trustee is directed by the Company prior to a Change of Control to invest part or all of the Trust Fund in annuity contracts or insurance policies, the terms thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the terms so specified.

    Each annuity contract or insurance policy held by the Trustee shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the issuer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change of Control, be subject to the direction of the Company. After a Change of Control, the Trustee shall have all such rights.

    The Trustee shall have no power to name a beneficiary of the contract other than the Trust, to assign the contract (as distinct from conversion of the contract to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against a contract held in the Trust Fund.

    No issuer of such a contract shall be deemed to be a party to the Trust and such issuer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the issuer.

  Disposition of Income

    Prior to a Change of Control, all income received by the Trust, net of expenses and taxes, may be returned to the Company (other than income allocable to a portion of the Trust that has become irrevocable as described in Section 1(g)), or may be accumulated and reinvested within the Trust, as directed by the Company.

    Following a Change of Control, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested within the Trust.

  Accounting by The Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change of Control, the Trustee shall create one or more sub-accounts.

  Responsibility of The Trustee

    The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that prior to a Change in Control the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute , subject, however to Section 2(d) hereof.

    The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or misconduct of Trustee, including a failure to act in accord with the standard set forth in Section 10(a). To the extent the Company fails to make any payment on account of an indemnity provided in this Section 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's or Beneficiary's rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

    Prior to a Change of Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change of Control the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Arrangements.

    The Trustee may retain agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and, except in cases where a Participant or Beneficiary has applied for an independent determination by the Trustee after a Change of Control pursuant to Section 2(c), information provided to it by the Company. In addition, the Company may act as disbursing agent for the Trustee prior to a Change of Control as described in Section 2(a).

    The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

    Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have or assume any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

  Compensation and Expenses of The Trustee

    The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid, the fees and expenses shall be paid from the Trust. Without limiting the generality of the foregoing, the administrative expenses payable by the Company shall include the expense of making any determination in a dispute between a Participant or Beneficiary and the Company (including expenses of attorneys and consultants retained by the Trustee for such purposes); and, if the Company shall challenge a Trustee decision in favor of a Participant or Beneficiary, prompt reimbursement to the Trustee of the reasonable retainer of any law firm, consultant or expert used by the Trustee to defend such action and prompt reimbursement of the monthly bills of such law firm, consultant or expert.

    In the event that the Trustee shall obtain payment from the Trust of amounts payable by the Company under this Agreement because the Company has not paid such amounts within the time required by this Agreement, the Company shall promptly reimburse the Trust for such payment with interest from the date of payment to the date of reimbursement at such rate as the Trustee reasonably determines reflects money market rates for the period involved.

  Resignation and Removal of The Trustee

    The Trustee may resign at any time by written notice to the Company, which shall be effective one hundred and eighty (180) days after receipt of such notice unless the Company and the Trustee agree otherwise, but in no event prior to the appointment of a successor Trustee. If the Company fails to make such appointment within a reasonable period of time following receipt of such notice, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

    The Trustee may be removed by the Company on sixty days (60) days notice or upon shorter notice accepted by the Trustee prior to a Change of Control, but in no event prior to the appointment by the Company of a successor Trustee. Subsequent to a Change of Control, the Trustee may only be removed by the Company with the consent of (i) a majority of Participants (or their Beneficiaries) receiving or currently entitled to receive benefits under the Arrangements and (ii) a majority of all Participants (or their Beneficiaries), including both those employed by the Company and those described in clause (i).

    Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within one hundred and eighty (180) days after receipt of notice of resignation pursuant to Section 12(a), or sixty (60) days after receipt of notice of removal pursuant to Section 12(b), whichever is applicable, unless the Company extends the time limit, or the successor Trustee has not yet been approved.

    Notwithstanding the foregoing, during the period following a Potential Change of Control which continues to exist, or after a Change in Control, the Trustee may resign only under one of the following circumstances:

      The Trustee is no longer in the business, or is actively in the process of removing itself from the business, of acting as trustee for employee benefit plans.

      The Trustee determines that a conflict of interest exists which would prohibit it from fulfilling its duties under this Agreement in an ethically proper manner. The Trustee shall use its best efforts to avoid the creation of such a conflict.

      The assets of the Trust have been exhausted or are insufficient to pay accrued and reasonably anticipated fees and expenses of the Trustee, the Company has refused voluntarily to pay the Trustee's accrued fees and expenses as required pursuant to Section 11, and the Trustee has been unsuccessful in obtaining a court order requiring the Company to make such payments or has been unable to collect on a judgment for such fees and expenses.

      Both (A) a majority of Participants (or their Beneficiaries) receiving or currently entitled to receive benefits under the Arrangements and (B) a majority of all Participants (or their Beneficiaries), including both those employed by the Company and those described in clause (A), consent in writing to such resignation.

  Appointment of Successor

    If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company shall, subject to Section 12, appoint any third party national banking association with a market capitalization exceeding $100,000,000 to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

    The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

  Amendment or Termination

    This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or any contractual obligation of the Company to any Participant including, without limitation, any such obligation to make irrevocable contributions or other allocations of available assets in the Trust to an Individual Account or the Group Account or shall make the Trust revocable after it has become irrevocable in accordance with Section 1 hereof.

    The Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Arrangements.

    Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made.

    All assets in the Trust at termination shall be returned to the Company.

    Except as necessary to comply with legal and regulatory requirements, this Trust Agreement may not be amended by the Company in any manner materially adverse to any Participant (or Beneficiary) without the written consent of such Participant (or Beneficiary), and may not be amended in any respect for thirty months following a Change of Control without the written consent of both (i) a majority of Participants (or their Beneficiaries) receiving or currently entitled to receive benefits under the Arrangements and (ii) a majority of all Participants (or their Beneficiaries), including both those employed by the Company and those described in clause (i).

  Change of Control

    For purposes of this Trust, the following terms shall be defined as set forth below:

      Potential Change of Control shall mean:

        the issuance of a proxy statement by the Company with respect to an election of directors for which there is proposed one or more directors who are not recommended by the Board of Directors of the Company or its nominating committee, where the election of such proposed director or directors would result in a Change of Control as defined in Section 15(a)(2)(ii); or

        the announcement by any person of an intention to take actions which might reasonably result in a Change of Control as defined in Section 15(a)(2);

      Change of Control shall mean:

        A change in control of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any corresponding Item and/or Report Form that may replace it, provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company ("Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors ("Voting Securities"); or

        individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board.

For purposes of this Section 15(a), the Incumbent Board, by a majority vote, shall have the power to determine on the basis of information known to them (a) the number of shares beneficially owned by any person, entity or group; (b) whether there exists an agreement, arrangement or understanding with another as to matters referred to in this Section 15(a); and (c) such other matters with respect to which a determination is necessary under this Section 15(a).

      Except as provided in paragraph (2) of this Section 15(b), notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Trust Agreement by virtue of any transaction which results in one or more executive officers of the Company (as defined in Rule 3b-7 under the Exchange Act), or a group of Persons which includes one or more executive officers of the Company, acquiring, directly or indirectly, 30% or more of the combined voting power of the Company's Voting Securities.

      In the event that an executive officer of the Company (a "Nonparticipating Officer") is a Participant but not a member of the group of Persons making an acquisition described in paragraph (1) of this Section 15(b) (an "Executive Officer Acquisition"), such Executive Officer Acquisition shall be treated as a Change of Control solely with respect to such Nonparticipating Officer (or Nonparticipating Officers, if more than one executive officer is not a member of such group of Persons). In the event that an Executive Officer Acquisition is treated as a Change of Control pursuant to the preceding sentence for one or more Nonparticipating Officers, a separate subtrust shall be created under this Trust Agreement solely for the benefit of such Nonparticipating Officers and their Beneficiaries. The benefits of such Nonparticipating Officers and their Beneficiaries pursuant to the terms of the Arrangements shall be separately funded in such subtrust in accordance with the provisions of Section 1 of this Trust Agreement as applied separately to such Nonparticipating Officers and their Beneficiaries, and the principal of such subtrust, and any earnings thereon, shall be held and administered by the Trustee exclusively for the uses and purposes of such Nonparticipating Officers and their Beneficiaries (and general creditors of the Company) as set forth herein, as if such Nonparticipating Officers and their Beneficiaries were the sole Participants and Beneficiaries of the Trust.

    The General Counsel of the Company shall have the specific authority to determine whether a Potential Change of Control or Change of Control has transpired under the guidance of Sections 15(a) and (b) and shall be required to give the Trustee notice of a Change of Control or a Potential Change of Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change of Control from another source, the Trustee shall make its own independent determination.

  Miscellaneous

    Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

    The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney's fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

    Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. Nothing in this Section 16(c) shall prohibit payment from the Trust or reimbursement by the Trustee to the Company of benefits properly payable under any of the Arrangements to (i) a spouse or former spouse of a Participant pursuant to either (A) a court order entered pursuant to applicable state domestic relations law (or community property law) or (B) an agreement with such spouse or former spouse incident to a divorce or similar proceedings for dissolution of a marriage or (ii) to an "alternative payee" pursuant to a "qualified domestic relations order" as such terms are defined in Section 206(d) of ERISA.

    This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

    This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively. Without limiting the generality of the foregoing, the term "successor" when used in this Section 16(e) with reference to the Company shall include the surviving corporation in any merger or consolidation to which the Company (or any successor thereof) is a party, any corporation, person or entity (or any group of corporations, group of persons or entities acting in concert) which receives a distribution of assets of the Company in redemption of a substantial portion of the stock of the Company, or in connection with the liquidation or dissolution of the Company, any direct or indirect stockholder of the Company to the extent of the amount or value of extraordinary dividends (but not dividends paid in the ordinary course of business) or other distributions received by it directly or indirectly from the Company, any recipient of assets of the Company that are transferred without adequate consideration, and except as otherwise provided by law, any transferee of assets of the Company in connection with any transaction in which such transferee knows or has reason to know that any consideration paid by the transferee in connection with such transfer will be distributed by such Company to its stockholders.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

ARROW ELECTRONICS, INC.	WACHOVIA BANK, N.A.
By: /s/ Peter S. Brown	By: /s/ John N. Smith III
Its: Senior Vice President	Its: Senior Vice President
ATTEST:	ATTEST:
By: /s/ Daniel T. Hickey	By: /s/ Betty W. Davis
Its: V.P Global Compensation and Benefits	Its: Asst. Vice President

ATTACHMENT I

1. Arrow Electronics, Inc. Supplemental Executive Retirement Plan, as amended effective January 1, 2002, including a plan document bearing that name and applicable to all Participants and, with respect to each individual Participant, (1) a letter advising of his or her Participant status and the date it commenced, the date the Participant is first eligible to retire, his or her annual pension available at such retirement, the maximum pension to which the Participant may become entitled, and the date when he or she is first eligible for that maximum pension, and (2) any individual agreement with such Participant pertinent thereto.

2. The Arrow Electronics, Inc. Management Insurance Program, consisting of individual agreements with the individuals participating therein.

ATTACHMENT II

The actuarial assumptions to be used to determine any amount required to be contributed in accordance with Section 1 of the Arrow Electronics, Inc. Grantor Trust Agreement shall be:

1. In the case of funding required with respect to Participants in the SERP pursuant to Sections 1(i) or 1(g)(3), such interest rate assumption as the Company's Pension and Investment Oversight Committee may determine from time to time in its discretion is reasonable, taking into account past experience and its judgment as to future experience. In the case of a contribution required by a Potential Change of Control or Change of Control, the interest rate assumption shall be determined in accordance with Section 417(e) of the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent law ("Section 417(e)"). The determination of such rate under current law shall be based on the annual rate of interest on thirty-year (30-year) Treasury securities for the most recent month prior to the date of contribution for which such rate has been published by the Secretary of the Treasury or his delegate.

2. The mortality table shall be the mortality table prescribed by the Secretary of the Treasury or his delegate for purposes of Section 417(e) as of the date of contribution, which as of the date hereof is that set forth in Revenue Ruling 2001-62.

3. The annuity commencement date shall be the earliest date on which the Participant or Beneficiary could receive benefits under the Arrangements.

Notwithstanding the foregoing, the amount to be contributed upon a Potential Change of Control or Change of Control shall not be less than the premium necessary to purchase annuity contracts for the benefits required to be funded as of the date of contribution. Such premium shall be in the amount that would be charged by a legal reserve life insurance company whose selection would be consistent with the provisions of Part 4 of Subtitle B of Title I of ERISA, setting forth the fiduciary requirements for the selection of issuers of annuity contracts, if those provisions applied to such purchase. In the event that the amount of such premium has not been determined at the date that funding is otherwise required, the contribution shall initially be made in accordance with paragraphs 1 through 3 above, and any additional contributions required by reason of this paragraph shall be paid to the Trustee as soon as the relevant premium has been determined.